    As filed with the Securities and Exchange Commission on December 19, 2000

                                                  Registration No. 333
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              AETHER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  52-2186634
    (State or other jurisdiction of                   (I.R.S. employer
    incorporation or organization)                 identification number)

                              11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                    (Address of Principal Executive Offices)

                                 (410) 654-6400
              (Registrant's telephone number, including area code)

                 AETHER SYSTEMS, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  DAVID S. OROS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              AETHER SYSTEMS, INC.
                              11460 CRONRIDGE DRIVE
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 654-6400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:

                             R. SCOTT KILGORE, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                                  Proposed      Proposed
                                   Title of                        Maximum      Maximum
                                  Securities         Amount       Offering      Aggregate     Amount of
                                     to be            to be         Price       Offering     Registration
       Name of Plan               Registered       Registered   Per Share (1)   Price (1)      Fee (1)
---------------------------------------------------------------------------------------------------------
1999 Equity Incentive Plan    Common Stock, $.01   2,429,923        $ 50.70      $ 123,202,865  $ 32,526
(the "1999 Plan")             par value
---------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 1,902,858 shares not yet subject to options, $47.875, the average of the high and low prices reported in the Nasdaq Stock Market on December 18, 2000, and (b) for granted options for 527,065 shares, the actual exercise prices specified in those granted options (which range from $54.25 to $115.41). Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                                     PART I

                                EXPLANATORY NOTE

       Aether Systems, Inc. ("Company") is filing this Registration Statement on Form S-8 to register an additional 2,429,923 shares of the Company's Common Stock, par value $.01 per share, issuable pursuant to the Company's 1999 Equity Incentive Plan ("Plan"). The number of shares issuable under the Plan has increased as provided by its terms. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 relating to the Plan that was previously filed with the Securities and Exchange Commission on November 19, 1999 (SEC File No. 333-91369), together with all exhibits filed therewith or incorporated therein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       ITEM 5. Interests of Named Experts and Counsel

       The validity of the shares of Company Common Stock that may be issued under options granted under the 1999 Plan is being passed upon for the Company by Wilmer, Cutler & Pickering. George P. Stamas, a member of the Board of Directors, is a consultant to Wilmer, Cutler & Pickering. Mr. Stamas owns options to purchase 12,550 shares of Common Stock, and he holds a non-voting interest in Telcom-ATI Investors, which owns 4,951,274 shares of common stock.

       ITEM 8. Exhibits

       The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Owings Mills, Maryland on the 19th day of December, 2000.

                                              AETHER SYSTEMS, INC.

                                              By:

                                              /s/ David S. Oros
                                              -----------------
                                              David  S. Oros
                                              Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David S. Oros and David
C. Reymann as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                               Title                                Date
    ---------                               -----                                ----

/s/ David S. Oros                   Chairman of the Board and              December 19, 2000
-----------------                   Chief Executive Officer
David S. Oros



/s/ David C. Reymann                Chief Financial Officer (Principal     December 19, 2000
--------------------                Accounting and Financial Officer)
David C. Reymann



/s/ J. Carter Beese                 Director                               December 19, 2000
-------------------
J. Carter Beese, Jr.



                                    Director                               December   , 2000
-----------------------
Frank A. Bonsal, Jr.


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

                                    Director                               December   , 2000
-----------------------
Mark D. Ein



/s/ Rahul C. Prakash                Director                               December 19, 2000
--------------------
Rahul C. Prakash



/s/ Janice M. Roberts               Director                               December 19, 2000
----------------------
Janice M. Roberts



                                    Director                               December   , 2000
-----------------------
Dr. Rajendra Singh



                                    Director                               December   , 2000
-----------------------
George P. Stamas



/s/ Devin N. Wenig                  Director                               December 19, 2000
-------------------
Devin N. Wenig



Thomas E. Wheeler                   Director                               December 19, 2000
-----------------
Thomas E. Wheeler



Robin T. Vassan                     Director                               December 19, 2000
----------------
Robin T. Vassan



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

                                  EXHIBIT INDEX


EXHIBIT
NUMBER DESCRIPTION
------------------
5           Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1        Consent of KPMG LLP

23.2        Consent of PricewaterhouseCoopers LLP

23.3        Consent of KPMG LLP

23.4        Consent of KPMG LLP

24          Power of attorney (included on signature pages of this Registration
            Statement)



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